Exhibit 5.05

[Husch Blackwell LLP letterhead]

August 6, 2025

Entergy Arkansas, LLC

425 West Capitol Avenue

Little Rock, Arkansas 72201

Ladies and Gentlemen:

We have acted as local Texas counsel for Entergy Arkansas, LLC, a Texas limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the exhibits thereto, which the Company proposes to file on or shortly after the date hereof, relating to (I) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) an indeterminate aggregate principal amount of the Company’s First Mortgage Bonds (“Bonds”), to be issued in one or more new series pursuant to the Company’s Mortgage and Deed of Trust, dated as of October 1, 1944, with Deutsche Bank Trust Company Americas, as successor corporate trustee, and, as to property in Missouri, The Bank of New York Mellon Trust Company, N.A., as successor co-trustee, as it has heretofore been and may be further amended and supplemented from time to time (the Mortgage and Deed of Trust, as so amended and supplemented, being referred to herein as the “Mortgage”), and (b) an indeterminate amount of the Company’s preferred membership interests (the “Preferred”); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of the Mortgage.

In our capacity as such counsel, we have examined originals or copies of the Registration Statement, the Amended and Restated Certificate of Formation of the Company, the Amended and Restated Company Agreement of the Company (the “Company Agreement”), the Mortgage, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement, and actions previously taken by the Company’s Board of Directors (such actions, including any such future actions to be taken by the Board of Directors as described herein, being collectively referred to as the “Corporate Proceedings”). As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of the officers of the Company and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or have caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the

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August 6, 2025

legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or electronic copies, the authenticity of the originals of all documents submitted to us as copies, and the enforceability of all documents submitted to us against parties other than the Company. We have assumed that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise.

We have also assumed:

(1)

that the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Securities Act and that the effectiveness thereof will not have been terminated or rescinded;

(2)

that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law);

(3)

that a prospectus supplement and any applicable free writing prospectus documents will have been prepared and filed in accordance with the applicable regulations of the Securities Exchange Commission (the “SEC”) describing the securities offered thereby and will comply with all applicable laws;

(4)

that any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities will have been obtained, and all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and any applicable free writing prospectus;

(5)

that any applicable purchase, underwriting or similar agreement with respect to any securities offered or issued will have been duly authorized pursuant to all necessary Corporate Proceedings and validly executed in definitive form and delivered by the Company and the other parties thereto;

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August 6, 2025

(6)

that upon the issuance of any units of Preferred, the total number of units of Preferred issued and outstanding, and the total number of issued and outstanding units of the applicable series of Preferred, will not exceed, respectively, the total number of units, and the number of units of such series, of Preferred that the Company is then authorized to issue;

(7)

the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of (as applicable) of any necessary supplements to the Mortgage and any amendments to the Company Agreement to establish the class of Preferred.

Subject to the above stated assumptions and to the qualifications hereinafter expressed, we are of the opinion that:

1. Such Bonds will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then-current resolution of the Company’s Board of Directors, shall have approved and established the terms of such Bonds in accordance with the Mortgage;

b. such Bonds have been executed and authenticated in accordance with the Mortgage, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Bonds and in compliance with appropriate orders with regard to the issuance of such Bonds by the Arkansas Public Service Commission and the Federal Energy Regulatory Commission (the “FERC”); and

c. such Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Bonds and the Mortgage.

2. The Preferred will be legally issued, and purchasers of the Preferred will have no obligation to make payments to the Company or its creditors (other than the purchase price for the Preferred) or contributions to the Company or its creditors solely by reason of the purchasers’ ownership of the Preferred, when:

a. the Company Agreement has been validly amended by the members of the Company to establish the class of Preferred to be issued by the Company;

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b. the Company’s Board of Directors, has taken all necessary company action to establish the terms of a series of Preferred;

c. certificates representing such units of such series of Preferred have been duly executed and countersigned and such units of Preferred have been issued and sold by the Company on the terms and conditions set forth in the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such units of Preferred and in compliance with the Company Agreement, the Texas Business Organizations Code and an appropriate FERC order with regard to the issuance of the Preferred; and

d. such units of Preferred have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such units of Preferred.

This opinion is limited to the laws of the State of Texas. To the extent that this opinion relates to or is dependent upon matters governed by the laws of the State of New York or the federal laws of the United States of America, we have relied upon the opinion of Morgan, Lewis & Bockius LLP, subject to the assumptions therein, which is being filed as Exhibit 5.02 to the Registration Statement. To the extent that this opinion relates to or is dependent upon matters governed by the laws of the State of Louisiana, we have relied upon the opinion of Dawn A. Balash, Esq., Assistant General Counsel – Corporate and Securities of Entergy Services, LLC, subject to the assumptions therein, which is being filed as Exhibit 5.03 to the Registration Statement. To the extent that this opinion relates to or is dependent upon matters governed by the laws of the States of Arkansas, Missouri or Tennessee, we have relied upon the opinion of Friday, Eldredge & Clark, LLP, subject to the assumptions therein, which is being filed as Exhibit 5.04 to the Registration Statement. We express no opinion herein with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. As to all matters of the laws of the State of Texas, Morgan, Lewis & Bockius LLP, Ms. Balash and Friday, Eldredge & Clark, LLP are authorized to rely on this opinion as if it were addressed to each of them.

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August 6, 2025

We further note that the binding nature of the Company’s obligations with respect to such Bonds may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws affecting enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law) and principles of public policy, including the possible unavailability of specific performance or injunctive relief, and (ii) concepts of materiality, reasonableness, good faith and fair dealing and by the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as Exhibit 5.05 to the Registration Statement. We also consent to the reference to us in the Company’s prospectuses relating to Bonds and Preferred, respectively, each included in the Registration Statement under the caption “Legality.” In giving the foregoing consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Husch Blackwell LLP

HUSCH BLACKWELL LLP